Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated June 18, 2024 (the “Closing Date”) is entered into by and among EUSHI Finance, Inc., a Delaware corporation (the “Issuer”), an indirect wholly-owned subsidiary of Emera Incorporated, a Nova Scotia company (“Emera”), and Emera US Holdings Inc., a Delaware corporation, and Emera, as guarantors (each a “Guarantor” and, collectively, the “Guarantors”), and Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named in Schedule 1 to the Purchase Agreement (as defined below). The Issuer and the Guarantors are hereby collectively referred to as the “Obligors.”

The Obligors and the Initial Purchasers are parties to the Purchase Agreement dated June 10, 2024 (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of USD $500,000,000 in aggregate principal amount of its 7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (the “Notes”), which will be fully and unconditionally guaranteed on a joint, several and subordinated basis by each of the Guarantors (the “Guarantees”). The Notes and the Guarantees are hereby collectively referred to as the “Securities.” As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Obligors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.  Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the Province of Nova Scotia are authorized or required by law to remain closed. For purposes of this Agreement, if the day on which any deadline specified in this Agreement expires is not a Business Day, such deadline shall be deemed to expire on the next succeeding Business Day.

“Canadian Prospectus” means a prospectus of the Issuer meeting the requirements of applicable Nova Scotia Securities Laws included in the Exchange Offer Registration Statement or Shelf Registration Statement under the MJDS (as defined herein) (with such additions and deletions as are required or permitted under the MJDS) filed with the NSSC (as defined herein) under National Instrument 71-101 – The Multijurisdictional Disclosure System (“National Instrument 71-101”) for which a final receipt or notification of clearance has been or will be issued by the NSSC.

“Closing Date” means June 18, 2024.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Obligors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4, Form F-4, Form F-10 and/or, if applicable, any other appropriate form (which, in the case of a registration statement that is prepared in part on Form F-10, shall include a Canadian Prospectus in the form of a base shelf prospectus contemplated by National Instrument 44-102-Shelf Distributions (“National Instrument 44-102”) or a short form prospectus contemplated by National Instrument 44-101-Short Form Prospectus Distributions (“National Instrument 44-101”) or other appropriate form, prepared and filed with the NSSC under National Instrument 71-101) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean fixed-to-fixed reset rate junior subordinated notes issued by the Issuer and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the Closing Date and (ii) the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall have the meaning set forth in the preamble. “Guarantors” shall have the meaning set forth in the preamble and any Guarantor’s successor that Guarantees the Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of June 18, 2024 among the Obligors and the Trustee, as trustee, as supplemented by a supplemental indenture dated as of June 18, 2024, and as the same may be further amended and supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Issuer or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuer shall issue any additional Securities of the same series under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“MJDS” means the U.S./Canada Multijurisdictional Disclosure System adopted by the SEC and Canadian securities regulators.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Issuer upon receipt of a Shelf Request from such Holder.

“Nova Scotia Securities Laws” shall mean the Securities Act (Nova Scotia) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Nova Scotia, including the rules and procedures established pursuant to National Instrument 44-101 and, if applicable, National Instrument 44-102.

“NSSC” means the Nova Scotia Securities Commission.

“Participating Broker-Dealers” shall have the meaning set forth in Section 2(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, joint venture, association, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act and General Instruction II.L. to Form F-10, if applicable, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) when, in the case of a Holder of such Securities who was entitled to participate in the Exchange Offer, an Exchange Offer Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and either (a) such Securities shall have been exchanged for Exchange Securities pursuant to the Exchange Offer or (b) such Securities were not tendered by the Holder thereof in the Exchange Offer or (iv) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Issuer receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period or (v) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the

Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all reasonable expenses incident to performance of or compliance by the Obligors with this Agreement, including without limitation: (i) all NSSC, SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of not more than one counsel in any particular jurisdiction for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Obligors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Obligors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions, out-of-pocket expenses incurred by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Obligors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Obligors that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act or General Instruction II.L. to Form F-10, if applicable, or any similar rule that may be adopted by the SEC (which in the case of a registration statement prepared in part on Form F-10 shall include a Canadian Prospectus in the form of a base shelf prospectus contemplated by National Instrument 44-102 or a short form prospectus contemplated by National Instrument 44-101 or other appropriate form, prepared and filed with the NSSC under National Instrument 71-101), and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean 365 days after the Closing Date.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean Equiniti Trust Company, LLC.

“Underwriter” shall have the meaning set forth in Section 3(f) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.  Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Obligors shall use their reasonable best efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become and remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker- Dealers, pursuant to Section 4 hereof. The Obligors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date and keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is sent to Holders pursuant to the next paragraph.

The Obligors shall commence the Exchange Offer by mailing or making available the related Prospectus, appropriate letters of transmittal and other accompanying documents, if any, to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed or made available) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Obligors, in writing (which may be contained in the applicable letter of transmittal), that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Registrable Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any Guarantor, (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities (a “Participating Broker-Dealer”), that it has not engaged in, and does not intend to engage in, the distribution of Registrable

Securities and (5) if such Holder is a Participating Broker-Dealer, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Obligors shall use their reasonable best efforts to:

(I)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to the depository, one or more Exchange Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture.

The Obligors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

For the avoidance of doubt, notwithstanding any provision of this Section 2(a) purporting to require physical mailing, delivery or acceptance of any document or instrument, the Obligors may conduct the Exchange Offer exclusively through the automated tender offer program of The Depository Trust Company (“DTC”) or any successor or similar system permitting electronic transmittal, tender and acceptance of documents and instruments, provided that this provision shall apply only to Registrable Securities held in the form of beneficial interests in a global note deposited with (or held by a custodian for) DTC.

(b)  In the event that (i) the Obligors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, in each case unless the Obligors have previously done so, the Obligors shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the Prospectus forming a part of such

Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Issuer as is contemplated by Section 3(b) hereof.

In the event that the Obligors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding paragraph, the Obligors shall use their reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Obligors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (A) the time when all such Securities covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations by non-affiliates of the Obligors under clause (d) of Rule 144, (B) the date on which all such Securities are disposed of in accordance with the Shelf Registration Statement, (C) one year after the effective date of the Shelf Registration Statement, or (D) the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Obligors further agree to supplement or amend the Shelf Registration Statement (which, in the case of a registration statement prepared in part on Form F-10 shall include a Canadian Prospectus or supplement thereto filed with the NSSC under National Instrument 71-101), the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Obligors for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Obligors agree to furnish or otherwise make available to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)  The Obligors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions, out-of-pocket expenses incurred by such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)  An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC, except to the extent that an Exchange Offer Registration Statement prepared in part on Form F-10 has otherwise become effective in accordance with the MJDS. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 or Rule 467 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Securities not registered under an Exchange Offer Registration Statement are then covered by a Shelf Registration, no additional interest shall accrue on such Securities), in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum; provided that in no event shall the additional interest on the Securities exceed 0.50% per annum; provided, further, that in no event shall the Obligors be obligated to pay additional interest under more than one Registration Default at any one time. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

Notwithstanding anything to the contrary, any additional interest payable under this Agreement shall cease to accrue on and after the date on which all Registration Defaults have been cured (which, for the avoidance of doubt, shall not, however, affect the Obligors’ obligations hereunder to pay additional interest that has accrued to such date and that remains unpaid).

(e)  Without limiting the remedies available to the Initial Purchasers and the Holders, the Obligors acknowledge that any failure by the Issuer or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Obligors’ obligations under Section 2(a) and Section 2(b) hereof.

(f)  No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration unless and until such Holder furnishes to the Obligors, in writing within 30 days after receipt of a request therefor, the information with respect to such Holder (i) specified in Items 507 and 508 (as applicable) of Regulation S-K under the Securities Act and (ii) specified in any other applicable rules, regulations or policies of the SEC for use in connection with any Shelf Registration or Prospectus included therein, on a form to be provided by the Obligors or reasonably requested by the Obligors. No Holder of Registrable Securities shall be entitled to additional interest if a Registration Default occurs unless and until such Holder shall have provided all such information. Each selling Holder agrees to furnish promptly to the Obligors additional information to be disclosed so that the information previously furnished to the Obligors by such Holder does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)  Additional interest shall not accrue with respect to an event listed in clause (ii), (iii), (iv) or (v) of the definition of “Registration Default” (each, a “Shelf Effectiveness Registration Default”) if (i) such Shelf Effectiveness Registration Default under clause (iv) or (v) of the definition of “Registration Default” occurs because of the filing of a post-effective amendment to a Shelf Registration Statement to incorporate annual audited financial information with respect to the Obligors where such post- effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus, (ii) such Shelf Effectiveness Registration Default occurs in respect of a Shelf Registration because of the occurrence of other material events or developments with respect to the Obligors that would need to be described in such Registration Statement or the related Prospectus, and the effectiveness of such Registration Statement is reasonably required to be suspended while such Registration Statement and related Prospectus are amended or supplemented to reflect such events or developments, or (iii) such Shelf Effectiveness Registration Default occurs in respect of a Shelf Registration because the Obligors exercise their rights under Section 3(a)(x)(b) hereof not to amend or supplement such Shelf Registration Statement, any related Prospectus or any document incorporated or deemed to be incorporated therein by reference, for the limited periods stated therein.

(h)  Additional interest due on the Securities pursuant to Section 2(d) hereof will be payable in cash semiannually in arrears on the same interest payment dates as the Securities, commencing with the first interest payment date occurring after any such additional interest commences to accrue.

3.  Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Obligors shall use their reasonable best efforts to:

(i)  prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Obligors, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include (including through incorporation by reference, if available to the Obligors) all financial statements required by the NSSC and SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and, except as provided in Section 3(a)(x)(b) hereof, cause each Prospectus to be supplemented by any prospectus supplement required by applicable law and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act or, to the extent applicable, General Instruction II.L. to Form F-10; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)  to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuer or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)  in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any (if any Registrable Securities held by the Initial Purchasers are included in the Shelf Registration Statement), without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Obligors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)  in the case of a Shelf Registration, use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Issuer nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify but for the requirements of this Section 3(a)(v), (2) file any general consent to service of process in any such jurisdiction, (3) subject itself to taxation in any such jurisdiction if it is not so subject or (4) make any changes to its incorporating organization documents;

(vi)  notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post- effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC, any state securities authority, or the NSSC for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC, any state securities authority, the NSSC or any Canadian securities regulator of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuer of any notice of objection of the SEC, the NSSC or any Canadian securities regulator to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Issuer or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Issuer or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate; provided, however, that, in the case of clauses (4), (5) and (6), with respect to any event, development or transaction permitted to be kept confidential without the accrual of additional interest under Section 2(g) hereof, the Obligors shall not be required to describe such event, development or transaction in the written notice provided;

(vii)  use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)  in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post- effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix)  in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)  (a) upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC and the NSSC, as applicable, a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Obligors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Issuer (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Obligors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission and expressly agree to maintain the information contained in such notice confidential (except that such information may be disclosed to their counsel) until it has been publicly disclosed by the Obligors.

(b) notwithstanding the foregoing, the Obligors shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated or deemed to be incorporated therein by reference if (i) an event occurs and is continuing as a result of which the Shelf Registration, any related Prospectus or any document incorporated or deemed to be incorporated therein by reference, would, in the Obligors’ good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (with respect to such a Prospectus only, in the light of the circumstances under which they were made), and (ii) (a) the Obligors determine in their good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Obligors, or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed; provided, however, that the Obligors may only suspend the offering and sale of Securities under a Shelf Registration Statement pursuant to this clause (x) for a period or periods not in excess of 60 consecutive days or more than two (2) times during any 12-month period during which such Shelf Registration Statement is required to be effective and usable hereunder;

(xi)  a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Obligors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document, provided that the Initial Purchasers, the Participating Holders and their respective counsel shall agree to take such actions as are reasonably necessary to protect the confidentiality of any material non-public information provided; and the Obligors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object on a timely basis;

(xii)  obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)  cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)  in the case of a Shelf Registration upon reasonable notice, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of Emera and its subsidiaries as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Obligors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with their due diligence responsibilities under a Shelf Registration Statement; provided that each such Underwriter, attorney or accountant shall agree in writing that it will keep such information confidential and that it will not disclose any of the information that the Obligors determine, in good faith, to be confidential and notify them in writing are confidential unless (i) the disclosure of such information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in has been made generally available to the public other than by any of such persons or its affiliates; provided, however, that prior notice shall be provided as soon as practicable to the Obligors of the potential disclosure of any information by such person pursuant to clause (i) or (ii) of this sentence in order to permit the Obligors to obtain a protective order (or waive the provisions of this paragraph (xiv));

(xvi)  if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post- effective amendment promptly after the Issuer has received notification of the matters to be so included in such filing;

(xvii)  if reasonably requested by the Majority Holders of the Registrable Securities being sold in the case of a Shelf Registration, enter into such customary agreements and use reasonable best efforts to facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of Emera and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same in writing if and when required by the applicable purchase agreement, (2) obtain opinions of counsel to the Obligors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Obligors (and, if necessary, any other registered public accountant of any subsidiary of the Issuer or any Guarantor, or of any business acquired by the Issuer or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Majority Holders of the Registrable

Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Obligors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

(b)  In the case of a Shelf Registration Statement, the Issuer may require each Holder of Registrable Securities to furnish to the Issuer a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Obligors may from time-to-time reasonably request in writing;

(c)  In the case of a Shelf Registration Statement, the Obligors may require each Holder of Registrable Securities to furnish to the Obligors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Obligors may from time-to-time reasonably request in writing. The Obligors may exclude from such registration the Registrable Securities or Exchange Securities of any Holder so long as such Holder fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Obligors all information required to be disclosed in order to make the information previously furnished to the Obligors by such Holder not materially misleading;

(d)  In the case of a Shelf Registration Statement, each Participating Holder agrees that, upon receipt of any notice from the Obligors of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Obligors, such Participating Holder will deliver to the Obligors (at their expense) all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(e)  If the Obligors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Obligors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Obligors may give any such notice for a period or periods not in excess of 60 consecutive days or more than two (2) times during any 12-month period.

(f)  The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”)

that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

4.  Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any Participating Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Obligors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker- Dealers may resell the Exchange Securities, without naming the Participating Broker- Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)  In light of the above, and notwithstanding the other provisions of this Agreement, the Obligors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(e) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Obligors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(a)(x), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker- Dealers shall not be authorized by the Obligors to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii)  the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Obligors by the Initial Purchasers or with the reasonable request in writing to the Obligors by one or more broker-dealers who certify to the Initial Purchasers and the Obligors in writing that they anticipate that they will be Participating Broker- Dealers (or other Holders with similar prospectus delivery obligations); and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Obligors shall be obligated (x) to deal only with four entities representing the Participating Broker-Dealers (and such other Holders with similar prospectus delivery obligations), which shall be Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC unless any entity elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers (and such other Holders with similar prospectus delivery obligations), which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “comfort” letter with respect to the Prospectus in the form existing on the last effective date of such Registration Statement and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

The Obligors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)  The Initial Purchasers shall have no liability to the Issuer, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.  Indemnification and Contribution. (a) The Issuer and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Issuer in writing through the Representatives or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Obligors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Obligors, each officer of the Obligors who signed the Registration Statement and each Person, if any, who controls the Issuer, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuer in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c)  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Obligors on the one hand and Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Obligors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Obligors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  The Issuer, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)  The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)  The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuer or the Guarantors or the officers or directors of or any Person controlling the Issuer or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.  General.

(a)  No Inconsistent Agreements. The Obligors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuer or any Guarantor under any other agreement and (ii) neither the Issuer nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Obligors have obtained the written consent of the Majority Holders of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)  Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Obligors, joint and severally, will indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Obligors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(d)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, electronic transmission or any courier guaranteeing overnight delivery:

(i)  if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement;

(ii)  if to the Obligors:

Emera Incorporated
5151 Terminal Road
Halifax, Nova Scotia B3J 1A1
Attention: Brian C. Curry, Corporate Secretary
Fax No.: (902) 428-6171
Email: brian.curry@emera.com with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Byron B. Rooney
Fax No.: (212) 701-5658
Email: byron.rooney@davispolk.com; and

(iii)  to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied or electronically transmitted; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture to the extent required by the Indenture or applicable law.

(e)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(f)  Third Party Beneficiaries. Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Obligors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(g)  Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(h)  Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i)  Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(j)  Submission to Jurisdiction; Agent for Service; Waiver of Immunity. The Obligors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Obligors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Obligors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Obligors and may be enforced in any court to the jurisdiction of which the Obligors, as applicable, is subject by a suit upon such judgment. The Obligors have appointed Emera US Finance LP, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable and in full force and effect so long as any securities are outstanding. The Obligors represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Obligors shall be deemed, in every respect, effective service of process upon the Obligors.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 6(j) shall survive any termination of this Agreement, in whole or in part.

(k)  Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuer, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EUSHI FINANCE, INC.

By:	/s/ Brian C. Curry
Name:	Brian C. Curry
Title:	Corporate Secretary

By:	/s/ Gregory W. Blunden
Name:	Gregory W. Blunden
Title:	Director

EMERA INCORPORATED, as Guarantor

By:	/s/ Brian C. Curry
Name:	Brian C. Curry
Title:	Corporate Secretary

By:	/s/ Gregory W. Blunden
Name:	Gregory W. Blunden
Title:	Director

EMERA US HOLDINGS INC., as Guarantor

By:	/s/ Brian C. Curry
Name:	Brian C. Curry
Title:	Corporate Secretary

By:	/s/ Gregory W. Blunden
Name:	Gregory W. Blunden
Title:	Director

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Natalie Smithson
Name:	Natalie Smithson
Title:	Vice President

MUFG SECURITIES AMERICAS INC.

By:	/s/ Lee Schreibstein
Name:	Lee Schreibstein
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

For themselves and on behalf of the
several Initial Purchasers listed in Schedule 1
to the Purchase Agreement

[Signature Page to Registration Rights Agreement]